Exhibit 32

CERTIFICATION PURSUANT TO 18. U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of E Med Future, Inc. (the “Company”) on Form 10-KSB for the period ending December 31, 2005 (the “Report”) filed with the Securities and Exchange Commission on the date hereof, the undersigned, being the Chief Financial Officer and Interim President and Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donald Sullivan
DONALD SULLIVAN
CHIEF FINANCIAL OFFICER AND INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER

Date: May 16, 2006